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                                                                     EXHIBIT (J)





                        CONSENT OF INDEPENDENT ACCOUNTANT
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 28, 2002, relating to the financial statements and financial highlights which appears in the December 31, 2001 Annual Report to Shareholders of the Plan Investment Fund, Inc. (the "Fund"), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", and "Financial Statements" in such Registration Statement.

Ernst & Young LLP
Philadelphia, Pennsylvania
April 26, 2002